UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2009

NEONODE INC.
(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 0-8419

Delaware	94-1517641
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Linnegatan 89, SE-115 23 Stockholm, Sweden&
651 Byrdee Way, Lafayette, CA. 94549
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:
+46 8 667 17 17 — Sweden
 1 925 768 0620 — USA

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.03	Creation of a Direct Financial Obligation	3

Item 3.02	Unregistered Sales of Equity Securities	4

Item 9.01	Financial Statements and Exhibits	4

Signatures		5

Exhibit Index

Ex-10.1 Form of Convertible Note Agreement

Ex-10.2 Form of Convertible Promissory Note

Ex-10.3 Form of Common Stock Purchase Warrant

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

On August 25, 2009, the Board of Directors of the Registrant approved the Registrant’s entering into convertible loan agreements, and issuing notes and warrants relating thereto, to obtain an aggregate loan of up to $1,250,000 (the “Loan Amount”) from several private lenders and Iwo Jima SARL, a company controlled by our Chairman and Chief Executive officer, Mr. Per Bystedt  (“Lenders”). The Loan Amount bears interest at a rate of seven percent (7%) per annum and matures on December 31, 2010. In the event that the Loan Amount and accrued interest is not repaid by the Registrant by December 31, 2010 and the Lenders have not previously converted the Loan Amount, the Lenders’ sole remedy for such non-payment shall be the payment of additional annual interest at a rate of 10% per year.  The accrued interest will be payable on June 30th and December 31st of each year.  The Loan Amount is secured by a security interest in the intellectual property owned by the Registrant.  The Loan Amount is expected to be used for the Registrant’s working capital needs.

Contemporaneously with entering into the convertible loan agreements, the Registrant also issued a note (the “Note”) and warrants (the “Warrants”) to each Lender.

The Note provides that each of the Lenders shall have at any time prior to the repayment of its loan amount the option to convert its portion of the Loan Amount into fully-paid and non-assessable restricted shares of common stock of the Company, at a price of $0.02 per share.  The Note includes an adjustment clause wherein in the event that the Registrant issues additional common stock of the Registrant at a price per share less than $0.02 per share at a subsequent round of financing prior to the repayment of the Loan Amount, the conversion price for the restricted shares of stock will be reduced, for no additional consideration, to an amount equal to the price per share paid for the common stock of the Registrant at such subsequent financing round

The Warrants provide each Lender with a right to purchase fully-paid and non-assessable restricted shares of common stock of the Registrant.  The term of the Warrants is three-years, with an exercise price of $0.04 per share.  The number of shares of the Registrant’s common stock which may be purchased by each Lender is calculated by dividing the amount loaned by such Lender by the exercise price of $0.04 per share.  The Warrants may be exercised by cash payment or through cashless exercise by the surrender of warrant shares having a value equal to the exercise price of the portion of the warrants being exercised

The convertible loan agreements and the Notes contain events of acceleration and events of default, including, among other things, nonpayment of principal, interest, or fees, bankruptcy and insolvency events, and sale of all or substantially all of the Registrant’s assets, that could result in the acceleration of the Registrant’s repayment obligations.

The Registrant has issued the Notes and the Warrants under the exemptions from registration provided by Section 4(2) of the Securities Act of 1933.  The Registrant expects that the any issuance of shares of the Registrant’s common stock pursuant to the terms of the Notes or the Warrants will be exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and regulations promulgated thereunder. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and the Lenders had adequate access, through their relationships with the Registrant, to information about the Registrant.

The shares of common stock to be issued upon conversion of the Loan Amount will not be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This report, including the foregoing descriptions of the terms and conditions of the convertible loan agreements, the Note and the Warrants is qualified in its entirety by reference to the form of the convertible loan agreement, the Note, and the Warrant furnished as Exhibits 10.1, 10.2, and 10.3 hereto, respectively, and incorporated herein by reference..

Section 3 — Securities and Trading Market

Item 3.02 Unregistered Sales of Securities

The information provided in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Section 9 — Financial Statements and Exhibits

Item 9.01       Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 10.1	Form of Convertible Note Agreement.

Exhibit 10.2	Form of Convertible Promissory Note.

Exhibit 10.3	Form of Common Stock Purchase Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEONODE, INC.

By:	/s/ David W. Brunton
Name: David W. Brunton
Title: Chief Financial Officer

Date: September 14, 2009